Exhibit (c)(23)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Project Francis Conflicts Committee GP LLC Discussion Materials of the Board of Directors of Arkose June 6, 2018 PRIVATE AND CONFIDENTIAL. This document is being sent to you for your information only as an investment banking client of Gol dman Sachs and should not be forwarded outside of your organization. This document has been prepared by the Investment Banking Division and is not a produ ct of Goldman Sachs Global Investment Research. This document should not be used as a basis for trading in the securities or loans of the companies name d herein or for any other investment decision. This document does not constitute an offer to sell the securities or loans of the companies named herein or a solic itation of proxies or votes and should not be construed as consisting of investment advice. Goldman Sachs does not provide accounting, tax, or legal advice.

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Disclaimer These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Conflicts Committee of Board of Directors of Arkose GP LLC (the “Committee"), the general partner of Arkose GP LP (the "Company"), in connection with its consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. 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The Confidential Information, including this disclaimer, is subject to, and governed by, any written agreement between the Company and the Committee, on the one hand, and Goldman Sachs, on the other hand. 2

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Table of Contents I. Discussion Materials Appendix A: Supporting Materials 3

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY I. Discussion Materials

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

# Summary of Key Terms and Conditions

INVESTMENT BANKING DIVISION

## Description of Transactions

### Midstream Transaction

- GP converts into Delaware C-Corp
- GP acquires all outstanding units of Midstream in 100% stock transaction at a fixed exchange ratio of 1.6 x
- Taxable transaction to Midstream unitholders
  - Basis step up, combined with the step-up from Series B transaction, expected to fully shield the pro forma company from cash taxes through 2021, with minimal (<$20mm) cash taxes in 2022
- Distribution coverage held constant between status quo and pro forma in 2019 and 2022
  - In 2018, one-time reduction in coverage ratio, from 1.28x to 1.10x (Subject to board approval), resulting in an increase in distributions to mitigate dilution to legacy Arkose Midstream unitholders

### Settlement of Series B Profit Interests in IDR LLC

- Series B units of IDR LLC exchanged at Transaction Announcement for 18.5mm shares of GP
- Conditioned on completion of the Midstream transaction

### Proposed Shareholder / Unitholder Votes

- Majority of public unaffiliated shareholders of GP and Midstream to vote separately to approve transaction

## Consideration to Midstream

| | |
|---|---|
| Illustrative Exchange Ratio | 1.60 x |
| GP Share Price | $ 19.51 |
| Implied Midstream Unit Price | $ 31.22 |

## Pro Forma Shares Outstanding

| | |
|---|---|
| GP Shares | 186.19 |
| Midstream Units | 187.03 |
| (+) Midstream LTIP | 1.03 |
| Midstream Fully Diluted Units | 188.06 |
| (x) Exchange Ratio | 1.60 x |
| Shares to Midstream | 300.89 |
| GP Shares to Series B | 18.50 |
| Pro Forma Shares Outstanding | 505.58 |

## Pro Forma Ownership

| | |
|---|---|
| GP Shareholders | 36.8 % |
| Midstream Unitholders | 59.5 |
| Series B Unitholders | 3.7 |

*Source: Arkose Midstream and Arkose GP 2017 1Q 10-Qs and Bloomberg market data as of 04-Jun-2018*

Discussion Materials 5

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Summary Term Sheet Exchange of Series B Units into GP Common Shares Summary of Key Terms and Conditions Distribution Amount Discussion Materials 6 Existing Security Series B Units, as defined in the LLC Agreement of Arkose IDR Holdings LLC Current Issued 98,600 Series B Units Exchange Consideration GP common shares received in a taxable transaction Exchange Shares Fixed at 18.5mm GP common shares Effective Date The date of the closing of a merger of Arkose GP and Arkose Midstream Distribution Rights Same as other holders of GP common shares Arrearages Immediate payment in cash upon vesting to holders of the Series B Units of the Unvested Reallocated Voting Rights Same as other holders of GP common shares Vesting & Transferability Fully vested with customary registration rights No transfer restrictions (excluding standard trading restrictions for insiders) Subordination None Conditions Exchange of Series B Units into GP common shares conditioned on closing of a merger of Arkose GP and Arkose Midstream All Series B Units exchanged

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

# Arkose Simplified Ownership Structure

INVESTMENT BANKING DIVISION

Pending Final Transaction Steps / Structure

## Status Quo


Management and Sponsors
100% Membership Interests
AMGP GP LLC ("General Partner")
Public
67% LP Interest
Non-Economic General Partner Interest
33% LP Interest
Common Shares (27% Interest)
Arkose Midstream GP LP ("GP")
Series B Unitholders
Series A Units (Capital Interests)
Series B Units (Profits Interests)
Arkose Midstream Partners GP LLC ("AMP GP")
Arkose IDR Holdings LLC ("IDR LLC")
Non Economic General Partner Interest
100% Incentive Distribution Rights
Arkose Upstream
Public
Common Units (53% LP interest)
Common Units (47% LP interest)
Arkose Midstream Partners ("Midstream")

## Pro Forma[1]


Management and Sponsors
Legacy GP Public
Legacy Midstream Public
Arkose Upstream
Former Series B Unitholders
Common Stock
Common Stock
Arkose Midstream GP Inc ("GP")
GP Converted from Delaware Limited Partnership to Delaware C-Corp
Arkose Midstream Partners ("Midstream")

*Source: Status Quo Arkose Management Project Francis Due Diligence Materials dated 14-Mar-2018, Vinson & Elkins "Arkose Simplification – Structure Charts" dated 21-Mar-2018*

Discussion Materials 7

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Summary Ownership Impact Midstream GP 1.6x Exchange Ratio Management & Board 1% Management & Board 12% Management & Board 22% Sponsors 14% Public 41% Public 43% Public 46% Upstream 53% Sponsors 37% Upstream 31% Midstream Public Investor Base GP Public Investor Base Invests in Midstream Only 19% Invests in GP Only 36% Invests in Midstream + GP 64% Invests in Midstream + GP 81% Source: Arkose Midstream and Arkose GP 2017 10-K, 1Q2018 10-Q, Form 4 & 5 filings, and Thomson Discussion Materials 8 Pro Forma Status Quo

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Historical Midstream Since GP IPO | 03-May-2017 / GP Exchange Ratio 2.00x 1.90x 1.80x 1.70x 1.60x 1.60 x 1.50x 1.40x 1.30x 1.20x May-2017 Sep-2017 Jan-2018 Jun-2018 Midstream / GP Source: Bloomberg market data as of 04-Jun-2018 9 Discussion Materials Exchange Ratio 26-Feb-2018 Special Committee Formation

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Historical Midstream / GP Exchange Ratio – Illustrative Ownership Expression Since GP IPO | 5 Trading Day VWAP Basis 64% 63% 62% 61% 61% 60% 59% 59% 58% 57% 56% 55% 54% May-2017 Sep-2017 @ Continuous Series B Conversion² Jan-2018 @ 18.5mm Series B Conversion Jun-2018 Source: Company filings and press releases, Bloomberg market data as of 04-Jun-2018 1 Since 1-Jun-2017 , the 21st day of public trading. 2 Continuous Series B Conversion assumes 6% Series B take on Standalone GP Market Cap above $2.0bn and on a 20-Day VWAP basis. Discussion Materials 10 % Ownership to Midstream e IPO¹ 60% 59 % Average Ownership 30 Trading 60 Trading 90 Trading Days Days Days YTD Sinc Continuous Conversion 60% 61% 60% 60% 18.5mm Conversion 59% 59% 58% 58% 26-Feb-2018 Special Committee Formation

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Relative Stock Price Performance Indexed Arkose Family | 5 Trading Day VWAP Basis Year-to-Date Since Special Committee 20% 20% 15% 15% 10% 10% 5% 5% 0% 0% (5)% (5)% (10)% (10)% (15)% (15)% (20)% (20)% (25)% (25)% Dec-2017 Feb-2018 Apr-2018 Jun-2018 Feb-2018 Apr-2018 Jun-2018 Source: Bloomberg market data as of 04-Jun-2018 Discussion Materials 11 GP (3)% Upstream 1 % Midstream 5 % GP 1 % Upstream (1)% Midstream 13% 18-Jan-2018 Analyst Day 26-Feb-2018 Special Committee Formation 29-Jan-2018 Upstream Strategic Review

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY YTD Stock Price Performance Arkose Absolute Price and AMZ Indexed Prices | Indexed based on GP Peak (26-Jan-2018) and Day Prior to Special Committee Formation (23-Feb-2018) Midstream GP $ 34.00 $ 24.00 $ 32.00 $ 31.20 $ 22.00 $ 30.00 $ 29.65 $ 20.00 $ 19.70 $ 19.59 $ 19.51 $ 28.00 $ 27.04 $ 26.00 $ 18.00 $ 24.00 $ 16.00 $ 22.00 $ 20.00 $ 14.00 Jan-2018 Feb-2018 Apr-2018 Jun-2018 Jan-2018 Feb-2018 Apr-2018 Jun-2018 Absolute Price AMZ Indexed (26-Jan) AMZ Indexed (23-Feb) Source: Bloomberg market data as of 04-Jun-2018 Discussion Materials 12

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Implied Premiums and Illustrative Ownership Impact at Various Exchange Ratios 30 Trading-Day VWAP Last close Shares Issued for Midstream¹ 282 296 301 320 339 357 376 Metrics Current Last Close 30-Trading Day VWAP Midstream VWAP / GP Current Price At 23-Feb-2018 (Committee Formation) Last Close 30-Trading Day VWAP Midstream GP (6)% (5) 4 (2)% 0 9 0% 2 10 6% 8 17 13% 14 24 19% 21 31 25% 27 38 $ 31.20 28.24 28.24 $ 19.51 17.96 19.51 9% 5 14% 10 16% 12 23% 19 30% 26 38% 33 45% 40 $ 26.49 29.47 $ 19.19 20.66 At 26-Jan-2018 (Year-to-Date GP High) Last Close 30-Trading Day VWAP (0)% (1) 4% 4 6% 6 13% 12 20% 19 26% 25 33% 32 $ 33.13 32.91 $ 22.02 21.74 Pro Forma Ownership SQ Metric Illustrative Shares to Former Series B Shareholders² Former Midstream Unit Holders Midstream Public³ Upstream 19 4 4 4 4 3 3 3 89 99 27% 30 28% 31 28% 31 29% 32 30% 33 30% 33 31% 34 Total Fully Diluted Shares Outstanding Source: Arkose Midstream and GP 2017 10-Ks and Bloomberg market data as of 04-Jun-2018 1 Includes ~1mm units under Midstream’s LTIP and ~187mm common units outstanding. 487 500 505 524 543 562 581 2 Illustrativ e number based on Series B settlement at 18.5mm fixed shares. 3 Includes ~1mm units under Midstream’s LTIP. 13 Discussion Materials Total Former Midstream Unitholders18858%59%60%61%62%64%65 % GP Current Shareholders18638%37%37%36%34%33%32 % Illustrative Exchange Ratios (Midstream / GP)1.50 x1.57 x1.60 x1.70 x1.80 x1.90 x2.00 x

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Accretion / (Dilution) Analysis 1.6x Exchange Ratio to Midstream DCF Per Share Accretion / (Dilution) to GP DPS Accretion / (Dilution) to GP 107% 90% 53% 39% 26% $ 2.80 88% 45% 31% 25% 20% $ 2.66 $ 2.22 2H 2018 2019 2020 2021 2022 2H 2018 2019 2020 2021 2022 LP DCF Per Unit Accretion / (Dilution) to Midstream DPU Accretion / (Dilution) to Midstream (8)% (2)% 1% 3% 5% 1% (7)% (1)% 2% 4% $ 4.48 $ 4.29 $ 4.10 $ 4.26 2H 2018 2019 2020 2021 Status Quo 2022 2H 2018 2019 2020 2021 2022 Pro Forma Accretion / (Dilution) Source: Arkose Projections and Bloomberg market data as of 04-Jun-2018 Note: Pro forma analysis assumes 1.1x coverage ratio in 2018 and 2019-2022 coverage ratios held constant to current standalone forecasts. Assumes 18.5mm shares issued to Series B. 14 Discussion Materials $ 3.42 $ 3.49 $ 2.85 $ 2.81 $ 2.21 $ 2.05 $ 0.91 $ 0.92 $ 3.75 $ 3.88 $ 3.24 $ 3.28 $ 2.76 $ 2.70 $ 1.09 $ 1.01 $ 2.18$ 2.22 $ 1.76$ 1.74 $ 1.28$ 1.34 $ 0.89 $ 0.57 $ 0.30 $ 2.42 $ 2.05 $ 1.69 $ 1.74 $ 0.89 $ 1.34 $ 0.63 $ 0.30

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Summary Price Present Value of Future Share / Unit 1.6x Exchange Ratio $ 40.00 $ 35.00 $ 32.50 $ 30.00 $ 25.00 $ 20.00 $ 15.00 YE 2019 YE 2020 YE 2021 S.Q. GP @ 6.0% Yield S.Q. GP @ 7.0% Yield P.F. GP @ 6.0% Yield P.F. GP @ 7.0% Yield Source: Arkose Projections and Bloomberg market data as of 04-Jun-2018 Note: Pro forma analysis assumes 1.1x coverage ratio in 2018 and 2019-2022 coverage ratios held constant to current standalone forecasts. Discussion Materials 15 $ 37.72 $ 33.03 $ 28.32$ 30.96 $ 27.48 $ 27.05 $ 23.80$ 25.63 $ 22.29 $ 20.72 $ 17.92 Current GP 2020 DPS Yield: 6.9%

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Analysis at Various Equity Values Pro Forma Arkose GP + Midstream Broker Median Total Equity Value: $11,761 % Uplift from Current Equity Value¹ Net Debt 0% 1,287 5% 1,287 10% 1,287 15% 1,287 20% 1,287 30% 1,287 40% 1,287 50% 1,287 60% 1,287 75% 1,287 Implied GP Share Price % Upside from Current Implied Midstream Unit Price % Upside from Current High Growth Arkose Peer Blended¹ Median Comps EV / EBITDA 2018 2019 2020 Metric EQT $ 730 989 1,222 15.5 x 11.5 16.2 x 11.9 16.8 x 12.4 10.0 17.5 x 12.9 10.4 20.1 x 14.8 12.0 21.4 x 15.8 22.7 x 16.8 13.6 24.7 x 18.2 14.7 11.2 Price / DCF 2018 2019 2020 Metric Shell $ 594 854 1,036 19.3 x 13.4 11.1 20.9 x 22.5 x 15.7 12.9 24.1 x 16.8 25.8 x 17.9 14.8 28.2 x 19.6 16.1 9.2 9.7 10.1 10.6 12.0 Distribution Yield 2018 2019 2020 Metric Noble $ 540 649 889 5.6% 6.8 9.3 5.4% 6.5 8.9 5.1% 4.9% 5.9 3.8% 4.5 6.2 3.5% 4.2 3.2% 3.9 5.3 5.7 7.7 5.2 7.2 6.6 Source: Arkose Projections and Bloomberg market data as of 04-Jun-2018 Note: Analysis assumes 18.5mm shares issued to Series B. 1 Arkose status quo equity value and blended multiples/yields calculated based on combined Midstream basic equity value (excludes LTIP), market implied Series B value, and GP equity value; DCF and total distributions net of cash taxes and SG&A at GP. 16 Discussion Materials 5.8 6.2 8.5 8.1 4.5% 6.2 8.4 7.3% 7.6 8.2 4.0% 4.8 5.8 4.7% 4.3% 4.0% 4.9 13.8 14.6 17.1 x 12.0 10.1 12.4 x 10.8 9.8 18.0 x 14.9 13.6 16.1 x 16.9 x 11.8 17.7 x 18.5 x 12.3 12.9 11.2 12.8 14.9 x 11.0 8.9 13.1 x 10.6 9.5 18.8 x 13.9 12.9 18.8 x 13.9 14.9 x 11.0 8.9 9.3 9.7 $30.25 (3)% $31.76 $33.27 $34.79 $36.30 $39.32 $42.35 $45.37 $48.40 $52.93 2% 7% 11% 16% 26% 36% 45% 55% 70% $18.91 (3)% $19.85 $20.80 $21.74 $22.69 $24.58 $26.47 $28.36 $30.25 $33.08 2% 7% 11% 16% 26% 36% 45% 55% 70 % Illustrative Enterprise Value $ 10,845 $ 11,323 $ 11,801 $ 12,279 $ 12,757 $ 13,713 $ 14,669 $ 15,625 $ 16,581 $ 18,014 Implied Equity Value $ 9,558 $ 10,036 $ 10,514 $ 10,992 $ 11,470 $ 12,426 $ 13,381 $ 14,337 $ 15,293 $ 16,727

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Appendix A: Supporting Materials

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

# Precedent Premia Analysis

## Midstream Simplification Transactions | Last Five Years

INVESTMENT BANKING DIVISION

| Announcement Date | Target | Acquirer | Consideration Mix | Taxable? | Premia Paid[1] 1 Day | Premia Paid[1] 30 Trading Day VWAP |
|---|---|---|---|---|---|---|
| **Parent to LP Merger** | | | | | | |
| 7-Feb-18 | Tallgrass Energy Partners, LP[2] | Tallgrass Energy GP, LP | Stock | Yes | 6 % | 3 % |
| 8-Feb-18 | NuStar GP Holdings | NuStar Energy | Stock | No | 2 | 0 |
| 2-Jan-18 | Archrock Partners, LP | Archrock, Inc. | Stock | Yes | 23 | 28 |
| 1-Feb-17 | ONEOK Partners | ONEOK, Inc. | Stock | Yes | 26 | 22 |
| 31-May-16 | RoseRock Midstream | Semgroup Corporation | Stock | Yes | 0 | 27 |
| 3-Nov-15 | Targa Resources Partners LP | Targa Resources Corp. | Stock | Yes | 18 | 16 |
| 6-May-15 | Crestwood Midstream Partners LP | Crestwood Equity Partners LP | Stock | No | 17 | 20 |
| 10-Aug-14 | Kinder Morgan Partners | Kinder Morgan, Inc. | Mix | Yes | 12 | 10 |
| 10-Aug-14 | El Paso Pipeline Partners | Kinder Morgan | Mix | Yes | 15 | 10 |
| 10-Aug-14 | Kinder Morgan Management, LLC | Kinder Morgan, Inc. | Stock | Yes | 17 | 18 |
| **LP Buy-In** | | | | | | |
| 17-May-18 | Williams Partners L.P. | The Williams Companies, Inc. | Stock | Yes | 6 | 13 |
| 2-Jun-17 | World Point Terminals, LP | World Point Terminals Inc. | Cash | Yes | 1 | 2 |
| 18-May-17 | PennTex Midstream Partners | Energy Transfer Partners | Cash | Yes | 18 | 20 |
| 2-Mar-17 | VTTI Energy Partners | Vitol / Buckeye Partners | Cash | Yes | 6 | 7 |
| 26-Sep-16 | Columbia Pipeline Partners | TransCanada | Cash | Yes | 11 | 17 |
| 27-Aug-13 | PAA Natural Gas Storage | Plains All American Pipeline | Stock | No | 7 | 4 |
| 12-Aug-13 | Pioneer Southwest Energy Partners | Pioneer Natural Resources | Stock | Yes | 1 | 7 |
| | | High | | | 26 % | 28 % |
| | | Median | | | 11 | 13 |
| | | Mean | | | 11 | 13 |
| | | Low | | | 0 | 0 |
| **Pending Publicly Announced LP Buy Ins[*]** | | | | | | |
| 17-May-18 | Spectra Energy Partners, LP | Enbridge Inc. | Stock | Yes | 0 | (2) |
| 17-May-18 | Enbridge Energy Partners, L.P. | Enbridge Inc. | Stock | Yes | 0 | 2 |
| 17-May-18 | Enbridge Energy Management, L.L.C. | Enbridge Inc. | Stock | No | 0 | 3 |
| 17-May-18 | Enbridge Income Fund Holdings Inc. | Enbridge Inc. | Stock | No | 5 | 5 |
| 17-May-18 | Cheniere Energy Partners LP Holdings, LLC | Cheniere Energy, Inc. | Stock | No | 1 | 2 |

*Source: Company filings and press releases, CapIQ, Bloomberg*

*[1] For the all stock transactions, the 1-Day Premia paid is based on the Offer price based on acquirer stock price on the day prior to announcement effected for the exchange ratio offered to the target compared with the target's market price on the day prior to announcement. The 30 Trading Day VWAP Premia Paid is calculated using the 30 Trading Day VWAP of the target as calculated on the day prior to the announcement of the target. The premia also include cash consideration on a per share basis when applicable.*

*[2] Based on implied exchange ratio calculated as of announcement date of structural alternatives (07-Feb-2018).*

Supporting Materials 18

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

# Determining Arkose's Overall Status Quo Yield

## ($ in millions, except per share / unit data)

INVESTMENT BANKING DIVISION

### Calculation of Combined Equity Value

| | |
|---|---|
| Basic Midstream Units | 187 |
| (x) Midstream Unit Price | $ 31.20 |
| Midstream Basic Equity Value | $5,835 |
| GP Shares | 186 |
| (x) GP Share Price | $ 19.51 |
| GP Equity Value | $3,633 |
| Arkose Midstream Total Basic Equity Value (Incl. Series B) | $9,558 |

### Calculation of Equity Yield

| | 2018E | 2019E | 2020E |
|---|---|---|---|
| Midstream LP DPU | $ 1.72 | $ 2.21 | $ 2.85 |
| Implied Yield | 5.5 % | 7.1 % | 9.1 % |
| Y.o.Y. Dist. Growth | 29 % | 29 % | 29 % |
| '18-'20E CAGR | 29 % | | |
| GP DPS | $ 0.54 | $ 0.89 | $ 1.34 |
| Implied Yield | 2.8 % | 4.5 % | 6.9 % |
| Y.o.Y. Dist. Growth[1] | 163 % | 65 % | 51 % |
| '18-'20E CAGR | 58 % | | |
| **Blended Status Quo Family Multiples / Yields** | | | |
| Distributable Cash Flow[2] | $ 558 | $ 796 | $ 950 |
| Distributed Cash[3] | 427 | 591 | 802 |
| Implied Equity Value / Total DCF | 17.1 x | 12.0 x | 10.1 x |
| Implied Distribution Yield | 4.5 % | 6.2 % | 8.4 % |
| Y.o.Y. Dist. Growth[4] | 47 % | 38 % | 36 % |
| Pro Forma Distributable Cash | $ 594 | $ 854 | $ 1,036 |
| Y.o.Y. Dist. Growth | NA | 44 % | 21 % |
| '18-'20E CAGR | 32 % | | |
| Pro Forma Distributed Cash[5] | $ 540 | $ 649 | $ 889 |
| Y.o.Y. Dist. Growth | NA | 20 % | 37 % |
| '18-'20E CAGR | 28 % | | |

*Source: Arkose Projections and Bloomberg market data as of 04-Jun-2018*
*Note: Share counts based on 2017 Midstream and GP 10-K.*
*[1] Based on 2017A DPS of $0.20*
*[2] Based on GP status quo market cap and status quo Series B conversion.*
*[3] Based on total DCF at Midstream, excluding taxes at GP.*
*[4] 2017 total distributions based on actual LP distributions and IDR cash flows adjusted for Series B take, G&A, and taxes at GP to approximate total distributions if GP had been public on 1-Jan-2017.*
*[5] Pro forma growth rates assuming 1.1x coverage in 2018.*

Supporting Materials 19

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

# Public Midstream Comparable Peers

## DPU Yield


2018E DPU Yield
Median: 7.3 %
4.0 %
5.5 %
5.5 %
6.5 %
6.8 %
7.1 %
7.3 %
7.3 %
7.4 %
7.5 %
7.5 %
7.8 %
8.8 %
Noble Midstream
Arkose Midstream[1] (IBES)
Arkose Midstream[1] (Management)
Shell Midstream
Hess Midstream
Crestwood
CNX Midstream
Western Gas
Enable Midstream
Targa Resources
DCP Midstream
EQT Midstream[2]
EnLink Midstream
2019E DPU Yield
Median: 7.5 %
4.8 %
7.1 %
7.1 %
7.4 %
7.5 %
7.5 %
7.5 %
7.6 %
7.8 %
7.8 %
8.4 %
8.8 %
9.0 %
Noble Midstream
Arkose Midstream[1] (IBES)
Arkose Midstream[1] (Management)
Crestwood
Targa Resources
Shell Midstream
DCP Midstream
Enable Midstream
Hess Midstream
Western Gas
CNX Midstream
EnLink Midstream
EQT Midstream[2]
2020E DPU Yield
Median: 8.2 %
5.8 %
7.5 %
7.7 %
7.8 %
7.8 %
8.2 %
8.2 %
8.9 %
9.0 %
9.0 %
9.1 %
9.6 %
10.4 %
Noble Midstream
Targa Resources
DCP Midstream
Enable Midstream
Crestwood
Western Gas
Shell Midstream
Hess Midstream
EnLink Midstream
Arkose Midstream[1] (IBES)
Arkose Midstream[1] (Management)
CNX Midstream
EQT Midstream[2]
'18-'20E DPU CAGR
20 %
0 %
1 %
3 %
5 %
6 %
12 %
15 %
1 %
28 %
29 %
15%
15 %

Source: Wall street research and Bloomberg market data as of 04-Jun-2018

[1] Source: Arkose Projections, latest publicly available financial statements, IBES/Wall Street research, and Bloomberg market data as of 04-Jun-2018. Projected EBITDA, LP DCF, and DPS are sourced from Arkose Projections in the Arkose management case; IBES case follows the same methodology as peers; GP Adjusted Market Cap calculated by adding Implied GP Value to Adjusted Equity Market Cap. [2] EQM pro forma for the simplifying transaction announced on 25-Apr-2018.

Supporting Materials

20

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Present Value of Future Share Price - GP ($ in per share amounts) GP 2H 2018E 2019 2020 2021 2022 Cash Flows to Equity Dividend Per Share Discount Period for Dividend Received¹ Illustrative Cost of Equity Discount Factor $ 0.30 0.25 9.0% 0.98 $ 0.89 1.00 $ 1.34 2.00 $ 1.74 3.00 $ 2.22 4.00 0.92 0.84 0.77 0.71 Present Value of Future Share Price at Year End NTM Dividend Per Share at Year End Illustrative NTM Dividend Yield Implied Year End Share Price Discount Period for Share Price¹ Discount Factor $ 1.34 6.5% $20.60 1.5 0.88 $ 1.74 $ 2.22 $26.78 2.5 0.81 $34.16 3.5 0.74 (+) PV of Cumulative Dividends Received 1.11 2.24 3.58 Implied Value at Various Yields 2019E 2020E 2021E 6.0% 6.5 7.0 Source: Arkose Management, Bloomberg market data as of 04-Jun-2018 1 Distributions discounted according to the mid-period convention; all values discounted to 30-Jun-2018. 21 Supporting Materials $ 20.72$ 25.63$ 30.96 19.2123.8328.85 17.9222.2927.05 NTM Yield PV of Future Share Price and Dividends$19.21$23.83$28.85 PV of Future Share Price$18.10$21.59$25.27 Present Value of Dividend Received$0.30$0.81$1.13$1.34$1.57 GP assumed NTM yield based on 2020E yield at the high end of the sensitivity range

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

# Illustrative Present Value of Future Share Price - Pro Forma

INVESTMENT BANKING DIVISION

## 1.6 x Exchange Ratio | ($ in per share amounts)

Pro forma yield based on blended 2019 and 2020 Midstream and GP status quo yields

| Pro Forma | 2H 2018E | 2019 | 2020 | 2021 | 2022 |
|---|---|---|---|---|---|
| **Cash Flows to Equity** | | | | | |
| Dividend Per Share | $ 0.57 | $ 1.28 | $ 1.76 | $ 2.18 | $ 2.66 |
| Discount Period for Dividend Received[1] | 0.25 | 1.00 | 2.00 | 3.00 | 4.00 |
| Illustrative Cost of Equity | 9.0 % | | | | |
| Discount Factor | 0.98 | 0.92 | 0.84 | 0.77 | 0.71 |
| Present Value of Dividend Received | $0.56 | $1.18 | $1.48 | $1.68 | $1.89 |
| | | | | | |
| **Present Value of Future Share Price at Year End** | | | | | |
| NTM Dividend Per Share at Year End | | $ 1.76 | $ 2.18 | $ 2.66 | |
| Illustrative NTM Dividend Yield | | 7.0 % | | | |
| Implied Year End Share Price | | $25.11 | $31.14 | $38.03 | |
| Discount Period for Share Price[1] | | 1.5 | 2.5 | 3.5 | |
| Discount Factor | | 0.88 | 0.81 | 0.74 | |
| PV of Future Share Price | | $22.06 | $25.10 | $28.13 | |
| (+) PV of Cumulative Dividends Received | | 1.74 | 3.22 | 4.90 | |
| PV of Future Share Price and Dividends | | $23.80 | $28.32 | $33.03 | |

| NTM Yield | Pro Forma Implied Value at Various Yields 2019E | 2020E | 2021E | NTM Yield | Status Quo Implied Value at Various Yields 2019E | 2020E | 2021E | Break Even Yield 2019E | 2020E | 2021E |
|---|---|---|---|---|---|---|---|---|---|---|
| 6.0 % | $ 27.48 | $ 32.50 | $ 37.72 | 6.0 % | $ 20.72 | $ 25.63 | $ 30.96 | 8.1 % | 7.8 % | 7.6 % |
| 6.5 | 25.50 | 30.25 | 35.20 | 6.5 | 19.21 | 23.83 | 28.85 | 8.8 % | 8.5 % | 8.2 % |
| 7.0 | 23.80 | 28.32 | 33.03 | 7.0 | 17.92 | 22.29 | 27.05 | 9.5 % | 9.2 % | 8.9 % |

*Source: Arkose Management, Bloomberg market data as of 04-Jun-2018*
*[1] Distributions discounted according to the mid-period convention; all values discounted to 30-Jun-2018.*

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